Exhibit 4.1
                      RIGHTS AGREEMENT
RIGHTS AGREEMENT, dated February 18, 2003 (this
"Agreement"), is made and entered into by and between Research Frontiers Incorporated, a Delaware corporation (the "Company"), and Continental Stock Transfer & Trust Company, a corporation organized under the banking laws of the State of New York (the "Rights Agent").

                            RECITALS

WHEREAS, on February 18, 2003, the Board of Directors of the Company authorized and declared a dividend distribution of one right ("Right") for each share of Common Stock outstanding as of the Close of Business on March 3, 2003 (the "Record Date"), each Right initially representing the right to purchase one Common Share, upon the terms and subject to the conditions herein set forth, and further authorized and directed the issuance of one Right with respect to each Common Share issued or delivered by the Company (whether originally issued or delivered from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.       Certain Definitions. For purposes of this
Agreement, the following terms shall have the meanings indicated:

(A)    "Acquiring Person" shall mean any Person
       (other than the Company or any Subsidiary of the Company or any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company or any Person holding Common Shares for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary or any current executive officer of the Company (or his or her estate)) who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding; provided, however, that such a Person shall not be deemed to have become an "Acquiring Person" solely as a result of a reduction in the number of Common Shares outstanding unless and until (i) such time as such Person or any Affiliate or Associate of such Person shall thereafter become the Beneficial Owner of any additional Common Shares, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (ii) any other Person who is the Beneficial Owner of any Common Shares shall thereafter become an Affiliate or Associate of such Person; and further provided, however, that if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring
       Person," then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

(b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

(c) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

     (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (in each case, other than upon exercise or exchange of the Rights); or

     (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

     (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding
     (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (c)) or disposing of any voting securities of the Company;

provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security (A) tendered pursuant to a tender or exchange offer made in accordance with the Exchange Act and the General Rules and Regulations promulgated thereunder by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, (C) securities issuable upon exercise of Rights acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(c) or Section 22 hereof (the "Original Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights, or (D) if such beneficial ownership arises solely as a result of such Person's status as a "clearing agency," as defined in Section 3(a) (23) of the Exchange Act; and provided, further, that nothing in this paragraph (c) shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to beneficially own, any securities of the Company acquired through such Person's participation in good faith in a firm commitment underwriting registered under the Securities Act until the expiration of 40 calendar days after the date of such acquisition, or such later date as the Board of Directors of the Company may determine in any specific case.

(d) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which the New York Stock Exchange or banking institutions in New York City are authorized or obligated by law or executive order to close.

(e)    "Close of Business" on any given date shall mean 5:00
P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York
City time, on the next succeeding Business Day.

(f) "Common Shares" when used with reference to the Company shall mean the Common Stock; provided, however, that, if the Company is the continuing or surviving corporation in a transaction described in Section 11(a) (ii) or Section 13(a) (ii) hereof, "Common Shares" when used with reference to the Company shall mean the capital stock or equity security with the greatest aggregate voting power of the Company. "Common Shares" when used with reference to any Person other than the Company, including an Issuer, shall mean the capital stock of such Person with the greatest aggregate voting power of such Person or the equity securities or other equity interest having power to control or direct the management of such Person.

(g)    "Common Stock" shall mean the common stock, par value
$.0001 per share, of the Company.

(h) "Designated Holder" shall mean any: (i) Acquiring Person or Associate or Affiliate of an Acquiring Person, (ii) transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee after the Acquiring Person becomes such, or
(iii) transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee prior to or concurrently with the Acquiring Person becoming such and which receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom the Acquiring
Person (or such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights, the Common Shares or the Company or (B) a transfer which the Company's Board of Directors has determined to be part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(d) of this Agreement.

(i) "Distribution Date" shall mean the earlier of: (i) the Close of Business on the tenth Business Day after the Share Acquisition Date (or such later date as may be specified by the Board of Directors and of which the Company will give the Rights Agent prompt written notice), and (ii) the Close of Business on the tenth Business Day (or such later date as may be specified by the Board of Directors of the Company and of which the Company will give the Rights Agent prompt written notice) after the date of the commencement of a tender or exchange offer by any Person (other than the Company or any Subsidiary of the Company or any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company or any Person holding Common Shares for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary or any current executive officer of the Company (or his or her estate)), within the meaning of Rule 14d-2 of the General Rules and Regulations under the Exchange Act if upon the consummation thereof such Person would become an Acquiring Person.

(j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(k) "Expiration Date" shall mean the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, and (iii) the time at which all exercisable Rights are exchanged as provided in
Section 27 hereof.

(l)    "Final Expiration Date" shall mean February 18, 2013.

(m)    "Flip-in Event" shall mean any event described in clauses
(A), (B) or (C) of Section 11(a)(ii) hereof.

(n) "Flip-over Event" shall mean any event described in subsections (i), (ii) or (iii) of Section 13(a) hereof.

(o) "Issuer" shall have the meaning set forth in Section 13(b) hereof.

(p) "NASDAQ" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

(q) "Person" shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, and shall include any successor (by merger or otherwise) of such entity.

(r) "Purchase Price" from and after the date of this Agreement, shall mean initially $60 per Common Share and shall be subject to adjustment from time to time as provided in this Agreement.

(s) "Record Date" shall have the meaning set forth in the Recitals to this Agreement.

(t) "Redemption Price" shall mean $.0001 per Right, subject to adjustment by resolution of the Board of Directors of the Company to reflect any stock split, stock dividend or similar transaction occurring after the date hereof.

(u) "Right" shall have the meaning set forth in the Recitals to this Agreement.

(v) "Right Certificates" shall mean certificates evidencing the Rights, in substantially the form of Exhibit A attached hereto.

(w) "Rights Agent" shall mean Continental Stock Transfer & Trust Company, unless and until a successor Rights Agent shall have become such pursuant to the terms of this Agreement, and thereafter, "Rights Agent" shall mean such successor Rights Agent.

(x) "Securities Act" shall mean the Securities Act of 1933, as amended.

(y) "Share Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person (by press release, filing made with the Securities and Exchange Commission pursuant to Section 13(d) under the Exchange Act or pursuant to other applicable law or otherwise) that an Acquiring Person has become such.

(z) "Subsidiary" when used with reference to any Person shall mean any other Person of which an amount of voting securities or equity interests sufficient to elect at least a majority of the directors or equivalent governing body is beneficially owned, directly or indirectly, by such Person; provided, however, that for purposes of
Section 13(b) hereof, "Subsidiary" when used with reference to any Person shall mean any corporation or other entity of which at least
20% of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

(aa) "Summary of Rights" shall mean the Summary of Rights to Purchase Common Stock, in substantially the form of Exhibit B attached hereto.

(bb) "Trading Day" shall mean any day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.

(cc) "Triggering Event" shall mean any Flip-in Event or Flip-over Event.

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall also be, prior to the Distribution Date, the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.
The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent. To the extent that any Co-Rights Agent takes any action pursuant to this Agreement, such Co-Rights Agent shall be entitled to all of the rights and protections of, and subject to all of the applicable duties and obligations imposed upon, the Rights Agent pursuant to the terms of this Agreement.

Section 3.       Issue of Right Certificates.

(a)    Until the Distribution Date, (i) subject to the provisions of
Section 3(b), the Rights shall be evidenced by the certificates representing Common Shares registered in the names of the record holders thereof (which certificates representing Common Shares shall also be deemed to be Right Certificates), together with a copy of the Summary of Rights, and not by separate certificates, (ii) the Rights shall be transferable only in connection with the transfer of the underlying Common Shares (including a transfer to the Company), and (iii) the surrender for transfer of any certificates evidencing Common Shares in respect of which Rights have been issued, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Shares evidenced by such certificates.

(b) Within 90 days following the execution of this Agreement, the Company shall send a copy of the Summary of Rights by first-class, postage prepaid mail, to each record holder of Common Shares, at the address of such holder shown on the records of the Company.

(c) Rights shall, without any further action, be issued by the Company in respect of all Common Shares (other than Common
Shares issued upon the exercise or exchange of any Right) issued or delivered by the Company (whether originally issued or delivered from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date. Certificates issued after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, evidencing such Common Shares shall have stamped on, impressed on, printed on, written on or otherwise affixed to them the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Common Shares may from time to time be listed or quoted, or to conform to usage:

     This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Research Frontiers Incorporated (the
     "Company") and Continental Stock Transfer & Trust
     Company, dated February 18, 2003 (the "Rights
     Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire, may be amended or may be evidenced by separate certificates and no longer be evidenced by this Certificate. The Company will mail to the holder of this Certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances as set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate of an Acquiring
     Person (as such terms are defined in the Rights
     Agreement), whether then currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

(d) As promptly as practicable after the Distribution Date, the Company shall prepare and execute, the Rights Agent will countersign and the Company shall send or cause to be sent (and the Rights Agent shall, if requested, send), by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more
Right Certificates, evidencing one Right for each Common Share so held, subject to adjustment. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to
Section 11(i) hereof, at the time of distribution of the Right Certificates, the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights shall be evidenced solely by such Right Certificates.

Section 4.       Form of Right Certificates.

(a) The Right Certificates (and the form of election to purchase and form of assignment to be printed on the reverse thereof) shall be substantially in the form set forth as Exhibit A hereto with such changes, marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates, whenever distributed, shall be dated as of the Record Date and shall, on their face, entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the Purchase Price set forth therein, but the Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding shall be subject to adjustment as provided herein.

(b) Any Right Certificate issued pursuant hereto that represents Rights beneficially owned by a Designated Holder shall contain (to the extent feasible) the following legend:

"The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring
Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(d) of such Agreement."

Section 5.       Countersignature and Registration.

(a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

(b) Following the Distribution Date, the Rights Agent shall keep or cause to be kept, at the principal office of the Rights Agent designated for such purpose and at such other offices as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any transaction reporting system on which the Rights may from time to time be listed or quoted, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right
Certificates.

(a) Subject to the provisions of Sections 4(b), 7(d) and 14 hereof, at any time after the Close of Business on the Distribution Date and prior to the Expiration Date, any Right Certificate or Right Certificates representing exercisable Rights may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Common Shares (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any such Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent designated for such purpose. Thereupon or as promptly as practicable thereafter, subject to the provisions of Sections 4(b), 7(d) and 14 hereof, the Company shall prepare, execute and deliver to the Rights Agent, and the Rights Agent shall countersign and deliver a Right Certificate or Right Certificates, as the case may be, as so requested. Notwithstanding the foregoing, neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer, split up, combination or exchange of any such surrendered Right Certificate until the registered holder shall have completed and executed the certificate set forth in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall have reasonably requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company shall prepare, execute and deliver a new
Right Certificate of like tenor to the Rights Agent and the Rights Agent shall countersign and deliver such new Right Certificate to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date and prior to the Expiration Date, upon surrender of the Right Certificate, with the form of election to purchase and related certificate on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment in cash, by certified check or bank draft in lawful money of the United States of America payable to the order of the Company equal to the sum of (i) the Purchase Price for the total number of securities as to which such surrendered Rights are exercised and (ii) an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with the provisions of Section 9(d) hereof.

(b) Upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase and the certificate duly executed, accompanied by payment as described above, the Rights Agent shall, subject to Section 20(k) hereof, promptly (i) requisition from any transfer agent of the Common
Shares (or make available, if the Rights Agent is the transfer agent) certificates representing the number of Common Shares to be purchased (and the Company hereby irrevocably authorizes and directs its transfer agent to comply with all such requests), (ii) when appropriate, requisition from the Company the amount of cash, debt securities or other assets to be paid in lieu of the issuance of fractional shares in accordance with the provisions of Section 14 hereof, and (iii) after receipt thereof, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11 hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by, and are distributed by, the Rights Agent, if and when appropriate.

(c) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, the Company shall prepare, execute and deliver a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised and the Rights Agent shall countersign and deliver such new Right
Certificate to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

(d) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-in Event, any Rights beneficially owned by a Designated Holder shall be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this
Section 7(d) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights or any other Person as a result of its failure to make any determination under this Section 7(d) or such Section 4(b) with respect to a Designated Holder.

(e) Notwithstanding anything in this Section 7 to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any purported exercise of a Right Certificate as set forth in this Section 7 unless the registered holder of such Right Certificate shall have (i) completed and signed the certificate following the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall have reasonably requested.

Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its stock transfer agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.       Company Covenants Concerning Securities and
Rights. The Company covenants and agrees that:

(a) It shall at all times prior to the Expiration Date cause to be reserved and kept available, out of its authorized and unissued Common Shares or out of the Common Shares held in its treasury, a number of Common Shares that, as provided in this Agreement, will be sufficient to permit the exercise in full of all outstanding Rights. Upon the occurrence of any events resulting in an increase in the aggregate number of Common Shares of the Company issuable upon exercise of all outstanding Rights above the number then reserved, the Company shall make appropriate increases in the number of shares so reserved.

(b) If the Common Shares issuable upon the exercise of the Rights may be quoted on any national securities exchange, the Company shall, during the period from the Distribution Date through the Expiration Date, endeavor to cause all securities reserved for issuance upon the exercise of Rights to be quoted on such exchange upon official notice of issuance.

(c) It shall take all such action as may be necessary to ensure that all Common Shares and/or other securities delivered upon exercise of Rights, at the time of delivery of the certificates for such securities shall be (subject to payment of the Purchase Price) duly and validly authorized and issued, fully paid and nonassessable securities.

(d) It shall pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates representing securities issued upon the exercise of Rights; provided, however, that the Company shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates representing securities issued upon the exercise of Rights in a name other than that of, the registered holder of the Right Certificate surrendered for exercise. The Company shall not be required to issue or deliver any certificates representing securities issued upon the exercise of any Rights to, or in a name other than that of, the registered holder until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

(e) It shall use its best efforts (i) to file on an appropriate form, as soon as practicable following the first occurrence of a Flip-in
Event and a determination by the Company in accordance with
Section 11(a)(iii) hereof of the consideration to be delivered by the Company upon the exercise of the Rights, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing, and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities
Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date.
The Company shall also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time after the date set forth in clause (i) of the first sentence of this
Section 9(e), the exercisability of the Rights in order to prepare and file such registration statement and to permit it to become effective. Upon the commencement and termination of any such suspension, the Company shall issue a public announcement of such event. Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite registration or qualification in such jurisdiction shall not have been effected or the exercise of the Rights shall not be permitted under applicable law.

Section 10. Record Date. Each Person in whose name any certificate representing Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered with the form of election to purchase and related certificate on the reverse side thereof duly executed and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the Common Shares transfer books of the Company are open; provided, further, that if delivery of Common Shares is delayed pursuant to Section 9(d) hereof, such Persons shall be deemed to have become the record holders of such Common Shares only when such Common Shares first become deliverable. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.      Adjustment of Purchase Price, Number and
Kind of Securities or Number of Rights.

(a) The Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (i) In the event that the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding
     Common Shares into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) or in Section 7(d) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and/or the number and/or kind of shares of capital stock issuable on such date upon exercise of a Right, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive upon payment of the Purchase Price then in effect the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date, the holder of such Right would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof or Section 13 hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) or Section 13 hereof.

     (ii) Subject to the provisions of Section 27 hereof, in the event that:

          (A) any Acquiring Person or any Affiliate or Associate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, (1) shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination
          (other than in a transaction subject to Section 13 hereof) and Company's Common Shares shall remain outstanding and unchanged, (2) shall, in one transaction or a series of transactions, transfer any assets to the Company or to any of its Subsidiaries in exchange (in whole or in part) for Common Shares of the Company, for other equity securities of the Company or any such Subsidiary, or for securities exercisable for or convertible into shares of equity securities of the Company or any of its Subsidiaries (whether Common Shares or otherwise) or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of such equity securities or securities exercisable for or convertible into such equity securities (other than pursuant to a pro rata distribution to all holders of Common Shares of the Company), (3) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with (as the case may be) the Company or any of its Subsidiaries or any employee benefit or stock ownership plan of the Company or any of its Subsidiaries or any Person holding Common Shares pursuant to the terms of such plan or for the purpose of funding such plan or funding other employee benefits for employees of the Company or any Subsidiary, assets (including securities) on terms and conditions less favorable to the Company or such Subsidiary or plan than those that could have been obtained in arm's length negotiations with an unaffiliated third party, other than pursuant to a transaction set forth in Section 13(a) hereof, (4) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with the Company or any of the Company's Subsidiaries or any employee benefit or stock ownership plan of the Company or any of its Subsidiaries or any Person holding Common Shares pursuant to the terms of such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or any Subsidiary (other than transactions, if any, consistent with those engaged in, as of the date hereof, by the Company and such Acquiring Person or such Associate or Affiliate), assets (including securities) having an aggregate fair market value of more than $50,000,000, other than pursuant to a transaction set forth in Section 13(a) hereof, (5) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with the Company or any of its Subsidiaries or any employee benefit or stock ownership plan of the Company or any of its Subsidiaries or any Person holding Common Shares pursuant to the terms of such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or any Subsidiary, any material patent, trademark or service mark, other than pursuant to a transaction set forth in Section 13(a) hereof, (6) shall receive, or any designee, agent or representative of such Acquiring Person or any Affiliate or Associate of such Acquiring Person shall receive, any compensation from the Company or any of its Subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, (7) shall receive the benefit, directly or indirectly (except proportionately as a holder of Common Shares or as required by law or governmental regulation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries or any employee benefit or stock ownership plan of the Company or any of its Subsidiaries or any Person holding Common Shares pursuant to the terms of such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or any Subsidiary; or

          (B) any Person shall at any time after date of this Agreement, become an Acquiring Person (other than pursuant to any transaction set forth in Section 13 (a) hereof) and shall remain an Acquiring Person as of the Share Acquisition Date with respect to such Person; or

          (C)    during such time as there is an Acquiring
          Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries, other than a transaction or transactions to which the provisions of
          Section 13(a) apply (whether or not with or into or otherwise involving an Acquiring Person), which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries which is directly or indirectly beneficially owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person;

then, and in each such case, immediately upon the occurrence of the Flip-in Event, proper provision shall be made so that each holder of a Right, except as provided in Section 7(d) hereof, shall thereafter have a right to receive, upon exercise thereof in accordance with the terms of this Agreement at the then current Purchase Price multiplied by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Flip-in Event (the "Flip-in Aggregate Purchase Price"), such number of
Common Shares (the "Adjustment Shares") as shall equal the result obtained by dividing the Flip-in Aggregate Purchase Price by 50% of the current per share market price of the Common Shares
(determined pursuant to Section 11(d) hereof) on the date of the first occurrence of a Flip-in Event.

     (iii) In the event that the number of Common Shares which are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company's Board of Directors shall (A) determine the excess of (x) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (y) the Flip-in Aggregate Purchase Price (such excess being the
     "Spread"), and (B) with respect to each Right, make adequate provision to substitute for such Adjustment Shares, upon payment of the applicable Flip-in Aggregate Purchase Price, in the sole discretion of the Company's Board of Directors, (1) cash, (2) a reduction in the Flip-in Aggregate Purchase Price,
     (3) Common Shares of the Company or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock (such other shares being "Common Share Equivalents")), other than equity securities which would have the effect of nullifying, restricting or disparately reducing the per share voting rights of holders of the Common Shares to the extent the issuance of such equity securities would result in the national securities exchange or quotation system on which the Common Shares are principally traded being prohibited under applicable law from listing or continuing to list or from authorizing for or continuing quotation and/or transactional reporting of the Common Shares or other equity securities of the Company, (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current
     Value, where such aggregate value has been determined by the Company's Board of Directors, after receiving advice from a nationally recognized investment banking firm; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within ninety calendar days following the later of (x) the first occurrence of a Flip-in Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Flip-in Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Flip-in Aggregate Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which Common Shares and/or cash shall have an aggregate value equal to the Spread. To the extent that the Company determines that some action needs to be taken pursuant to the first sentence of this Section 11(a)(iii), the Company shall provide, subject to Section 7(d) hereof, that such action shall apply uniformly to all outstanding Rights. For purposes of this Section 11(a)(iii), the value of a Common
     Share shall be the current per share market price (as determined pursuant to Section 11(d) hereof) for a Common
     Share on the Flip-in Trigger Date and the value of any Common Share Equivalents shall be deemed to have the same value as the Common Shares on such date.

(b) In the event that the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common
Shares (or securities having equivalent rights, privileges and preferences as the Common Shares (for purposes of this Section
11(b), "equivalent common shares")) or securities convertible into Common Shares or equivalent common shares at a price per Common Share or equivalent common share (or having a conversion price per share, if a security convertible into Common Shares or equivalent common shares) less than the current per share market price of the Common Shares (determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In the event that the Company shall fix a record date for the making of a distribution to all holders of Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividends out of earnings or retained earnings of the Company), assets, stock (other than a dividend payable in Common Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the Common Shares (as determined pursuant to Section 11(d) hereof) on such record date or, if earlier, the date on which Common Shares begin to trade on an ex-dividend or when-issued basis for such distribution, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent and the holder of the Rights) of the portion of the evidences of indebtedness, cash, assets or stock so to be distributed or of such subscription rights, options or warrants applicable to one Common Share, and the denominator of which shall be such current per share market price of the Common Shares
(as determined pursuant to Section 11(d) hereof). Such adjustments shall be made successively whenever such a record date is fixed;
and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d) For the purpose of any computation hereunder, the "current per share market price" of Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the ten consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (i) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares (other than the Rights) or (ii) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of the tenth Trading Day after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to take into account such event. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Common
Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. If the Common Shares are not publicly held or not so listed or traded, or not the subject of available bid and asked quotes, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(e)    Except as set forth below, no adjustment in the Purchase
Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a Common Share or other security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment and (ii) the Expiration Date.

(f)    If as a result of an adjustment made pursuant to Section
11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any securities of the Company other than Common Shares, thereafter the number of such other securities so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in this Section 11, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Common Shares shall apply on like terms to any such other securities.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares (or other securities or amount of cash or combination thereof) issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and Section 11(c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Shares (calculated to the nearest one ten-thousandth a Common Share) obtained by (i) multiplying (x) the number of Common Shares issuable upon exercise of a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of Common Shares issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 calendar days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to the provisions of Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)    Irrespective of any adjustment or change in the Purchase
Price or the number or kind of securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number and kind of securities which were expressed in the initial Right
Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Shares or other securities issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares or such other securities at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Common Shares or other securities of the Company, if any, issuable upon such exercise over and above the number of Common Shares or other securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Common Shares or other securities upon the occurrence of the event requiring such adjustment.

(m) Notwithstanding anything in this Section 11 to the contrary, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Shares, (ii) issuance wholly for cash of Common Shares at less than the current per share market price therefor, (iii) issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Shares shall not be taxable to such stockholders.

(n)    The Company shall not, at any time after the Distribution
Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which is not prohibited by Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which is not prohibited by Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which is not prohibited by Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the Person which constitutes, or would constitute, the "Issuer" for purposes of Section 13(a) hereof shall have distributed or otherwise transferred to its shareholders, or other persons holding an equity interest in such Person, Rights previously owned by such Person or any of its Affiliates and Associates; provided, however, this Section 11(n) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.

(o) After the Distribution Date, the Company shall not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

Section 12.      Certificate of Adjusted Purchase Price or
Number of Securities. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common
Shares, a copy of such certificate, and (c) mail a brief summary of such adjustment to each holder of a Right Certificate (or, if such adjustment is made prior to the Distribution Date, to each holder of a certificate evidencing Common Shares) in accordance with
Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

Section 13.      Consolidation, Merger or Sale or Transfer of
Assets or Earning Power.

(a) In the event that, following the Share Acquisition Date, directly or indirectly:

     (i) the Company shall consolidate with, or merge with or into, any other Person (other than a Subsidiary of the Company in a transaction which is not prohibited by Section 11(o) hereof) and the Company shall not be the continuing or surviving corporation of such consolidation or merger; or

     (ii) any Person (other than a Subsidiary of the Company in a transaction which is not prohibited by Section 11(o)) hereof shall consolidate with or merge with or into the Company and the Company shall be the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property; or

     (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), to any Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which is not prohibited by Section 11(o) hereof) in one or more transactions, assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing in the aggregate more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole), then, and in each such case, proper provision shall be made so that
(A) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement at the then current Purchase Price, multiplied by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable Common
Shares of the Issuer, free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or of first refusal, as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of Common Shares for which a Right is exercisable immediately prior to the first occurrence of a Flip-over Event (or, if a Flip-in Event has occurred prior to the first occurrence of a Flip-over Event, by the number of Common
Shares for which a Right would be exercisable hereunder but for the occurrence of such Flip-in Event) and dividing that product by (y)
50% of the current per share market price of the Common Shares of the Issuer (determined pursuant to Section 11(d) hereof), on the date of consummation of such Flip-over Event; (B) the Issuer shall thereafter be liable for, and shall assume, by virtue of the consummation of such Flip-over Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term
"Company" shall thereafter be deemed to refer to the Issuer; it being specifically intended that the provisions of Section 11 hereof shall apply only to such Issuer following the first occurrence of a Flip-over Event; (D) the Issuer shall take such steps (including, without limitation, the reservation of a sufficient number of its Common
Shares to permit the exercise of all outstanding Rights) in connection with such consummation as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; and (E) the provisions of Section 11(a)(ii) hereof shall be of no further effect following the first occurrence of any Flip-over Event. The provisions of this Section 13 shall not apply to any Flip-over Event that was approved by the Board of Directors prior to the consummation of such Flip-over Event.

(b) For purposes of this Section 13, "Issuer shall mean (i) in the case of any Flip-over Event described in Sections 13(a)(i) or (ii) above, the Person that is the issuer of any securities into which the Common Shares of the Company are converted in such merger or consolidation, or, if there is more than one such Issuer, the Issuer of securities that have the highest aggregate current per share market price (determined pursuant to Section 11(d) hereof) and (B) if no securities are so issued, the Person that is the other party to such merger or consolidation, or, if there is more than one such Person, the Person the securities of which have the highest aggregate current per share market price (determined pursuant to Section
11(d) hereof), and (ii) in the case of any Flip-over Event described in Section 13(a) (iii) above, the Person that is the party receiving the greatest portion of the assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its Subsidiaries) transferred pursuant to such transaction or transactions or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person the equity securities of which has the highest aggregate current per share market price (determined pursuant to Section 11(d) hereof); provided, however, that, in any such case, (A) if (1) no class of equity security of such Person is, at the time of such merger, consolidation or transaction, and has been continuously over the preceding 12-month period, registered pursuant to Section 12 of the Exchange Act, and (2) such Person is a Subsidiary, directly or indirectly, of another Person, a class of equity security of which is and has been so registered, the term "Issuer" shall mean such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, a class of equity security of two or more of which are and have been so registered, the term "Issuer" shall mean whichever of such Persons is the issuer of the equity security having the greatest aggregate market value.
Notwithstanding the foregoing, if the Issuer in any of the Flip-over Events listed above is not a corporation or other entity having outstanding equity securities, then, and in each such case, (x) if the Issuer is directly or indirectly wholly owned by a corporation or other entity having outstanding equity securities, then all references to Common Shares of the Issuer shall be deemed to be references to the Common Shares of the corporation or other entity having outstanding equity securities which ultimately controls the Issuer, and (y) if there is no such corporation or other entity having outstanding equity securities, (I) proper provision shall be made so that the Issuer shall create or otherwise make available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, a kind or kinds of security or securities having a fair market value at least equal to the economic value of the Common
Shares which each holder of a Right would have been entitled to receive if the Issuer had been a corporation or other entity having outstanding equity securities; and (II) all other provisions of this Agreement shall apply to the Issuer of such securities as if such securities were Common Shares.

(c) The Company shall not consummate any Flip-over Event, unless the Issuer shall have a sufficient number of authorized
Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior to such consummation the Company and the Issuer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in subsections (a) and (b) of this Section 13 and further providing that as promptly as practicable after the execution of such supplemental agreement, the Issuer shall:

     (i) prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities issuable upon exercise of the Rights on an appropriate form, and shall use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

     (ii) take all such action as may be required or appropriate to ensure that any acquisition of securities upon the exercise of Rights complies with all applicable state securities or "blue sky" laws; and

     (iii) deliver to holders of the Rights historical financial statements for the Issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

(d) In case the Issuer which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its Certificate of Incorporation or By-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Issuer to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, equity securities of such Issuer at less than the then current per share market price (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, equity securities of such Issuer at less than such then current per share market price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the equity securities of such Issuer pursuant to the provisions of this Section
13; then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Issuer shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(e) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Flip-over Event occurs at any time after the occurrence of a Flip-in Event, the Rights which have not theretofore been exercised shall thereafter become exercisable only in the manner described in Section 13(a) hereof.

Section 14.      Fractional Rights and Fractional Securities.

(a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay as promptly as practicable to the registered holders of the Right Certificates with regard to which such fractional Rights otherwise would be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this
Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights otherwise would have been issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date shall be determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights.

(b) The Company shall not be required to issue fractions of Common Shares (or other securities) issuable upon exercise or exchange of the Rights or to distribute certificates which evidence any such fractional securities. In lieu of issuing any such fractional Common Shares (or other securities), the Company may pay to any Person to whom or which such fractional securities would otherwise be issuable at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one such security on the Trading Day immediately prior to the date of exercise (determined in accordance with Section 11(d) hereof).

Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares);
and any registered holder of any Right Certificate (and, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (and, prior to the Distribution Date, of the holder of any Common Shares), may in his own behalf and for his own benefit enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate or Common Share certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares) would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations under this Agreement, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) Prior to the Distribution Date, the Rights shall be transferable only in connection with the transfer of the Common
Shares;

(b) After the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates duly executed;

(c) Subject to Sections 6(a) and Section 7(e), the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

(d) Such holder expressly waives any right to receive any fractional Rights or any fractional securities upon exercise or exchange of a Right, subject to the provisions of Section 14 hereof.

(e) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company shall use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17.      Right Certificate Holder Not Deemed a
Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares or any other securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of Directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions of this Agreement or exchanged pursuant to the provisions of Section 27 hereof.

Section 18.      Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent and its affiliates and each of their directors, officers, employees and agents (collectively, the "Indemnified Parties") for, and to hold the Indemnified Parties harmless against, any damage, loss, liability, suit, action, proceeding, cost or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Indemnified Parties, for anything done or omitted by the Indemnified Parties in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim or demand of liability arising therefrom. The provisions of this Section 18(a) shall survive the expiration of the Rights and termination of this Agreement.

(b) The Rights Agent and its Affiliates shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate evidencing Common Shares or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

Section 19.      Merger or Consolidation or Change of Name of
Rights Agent.

(a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights
Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights
Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right
Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights
Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right
Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identify of any Acquiring Person and the determination of "current per share market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant
Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof (including any adjustment which results in Rights becoming void) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt by the Rights Agent of the certificate describing any such adjustment as contemplated by
Section 12); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of its duties under this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant
Treasurer, the Secretary and any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any such officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights
Agent from acting in any other capacity for the Company or for any other legal entity.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof. The Rights Agent shall not be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Right Certificates.

(j)    No provision of this Agreement shall require the Rights
Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of its rights hereunder if the Rights Agent shall have reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise, transfer, split up, combination or exchange, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise, transfer, split up, combination or exchange, without first consulting with the Company. If such certificate has been completed and signed and shows a negative response to clauses 1 and 2 of such certificate, unless previously instructed otherwise in writing by the Company (which instructions may impose on the Rights Agent additional ministerial responsibilities, but no discretionary responsibilities), the Rights Agent may assume without further inquiry that the Right Certificate is not owned by a person described in Section 4(b) or Section 7(d) hereof and shall not be charged with any knowledge to the contrary.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 calendar days' notice in writing mailed to the Company and to each transfer agent of the Common
Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 calendar days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or any state of the United States in good standing, shall be authorized to do business as a banking institution in the State of New York, shall be authorized under such laws to exercise corporate trust or stock transfer powers, shall be subject to supervision or examination by federal or state authorities and shall have at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (b) an Affiliate of a corporation described in clause (a). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor
Rights Agent shall deliver and transfer to the successor Rights
Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.      Issuance of New Right Certificates.
Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new
Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind of securities issuable or property purchasable upon exercise of the Rights made in accordance with the provisions of this Agreement.
In addition, in connection with the issuance or sale by the Company of Common Shares following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to Common
Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or to the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23.      Redemption.

(a) Subject to Section 30 hereof, the Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the Distribution Date or (ii) the Final Expiration Date, redeem all, but not less than all, of the then outstanding Rights at the Redemption Price. The Company may, at its option, pay the Redemption Price in cash, in Common Shares (based on the "current per share market price", as defined in Section 11(d) hereof, of the Common Shares at the time of redemption) or in any other form of consideration deemed appropriate by the Board of Directors.

(b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights (evidence of which shall be filed with the Rights Agent), and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of its Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of the redemption of the Rights. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. The notice of redemption mailed to the holders of Rights shall state the method by which the payment of the Redemption Price will be made.

Section 24.      Notice of Certain Events.

(a) In case, after the Distribution Date, the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the holders of Common Shares rights, options or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options,
(iii) to effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding
Common Shares), (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which is not prohibited by Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer) , in one or more transactions, of assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing more than 50% of the assets and earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons
(other than the Company and/or any of its Subsidiaries in one or more transactions each of which is not prohibited by Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offering of rights, options or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed, and such notice shall be so given, in the case of any action covered by clause (i) or (ii) above, at least 10 calendar days prior to the record date for determining holders of the Common Shares for purposes of such action, and, in the case of any such other action, at least 10 calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier; provided, however, no such notice shall be required pursuant to this Section 24, if any Subsidiary of the Company effects a consolidation or merger with or into, or effects a sale or other transfer of assets or earnings power to, any other Subsidiary of the Company.

(b) In case any Flip-in Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights.

Section 25. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and shall be sent by first-class mail, postage prepaid, or delivered by hand, if to the Company, to its address at:

  Research Frontiers Incorporated
  240 Crossways Park Drive
  Woodbury, New York  11797
  Attention:  President

or to such other address as shall be specified to the Rights Agent by like notice and if to the Rights Agent, to its address at:

  Continental Stock Transfer & Trust Company
  17 Battery Place
  New York, New York  10004
  Attention:  Compliance Department

or to such other address as shall be specified to the Company by like notice.

       Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, if prior to the Distribution Date, to the holder of a certificate representing Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 26.      Supplements and Amendments. Prior to the
Distribution Date and subject to the last two sentences of this
Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date and subject to the last two sentences of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to supplement or amend the provisions hereunder in any manner which the Company may deem desirable, including, without limitation, the addition of other events requiring adjustment to the Rights under Sections 11 or 13 hereof or procedures relating to the redemption of the Rights, which supplement or amendment shall not, in the good faith determination of the Board of Directors, adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person);
provided, however, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) subject to Section 30 hereof, a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26 and certification that the Board of Directors has approved the supplement or amendment, the Rights Agent shall execute such supplement or amendment; provided, however, that the failure or refusal of the Rights Agent to execute such supplement or amendment shall not affect the validity of any supplement or amendment adopted by the Company, any of which shall be effective in accordance with the terms thereof. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holder of Common
Shares of the Company. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Purchase Price, the Final
Expiration Date or the number of Common Shares for which a Right is exercisable without the approval of the Board of Directors.
Further, notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Rights Agent under this Agreement will be effective against the Rights Agent without the execution of such supplement or amendment by the Rights Agent.

Section 27.      Exchange.

(a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then-outstanding and exercisable Rights
(which shall not include Rights that have become void pursuant to the provisions of Section 7(d) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").
Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person
(other than the Company, any Subsidiary of the Company, any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company, or any Person holding Common Shares for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary or any current executive officer (or his or her estate)), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

(b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to
Section 27(a) hereof, and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of the holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. Promptly after the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 27(a) hereof, the Company shall publicly announce such action and give notice of such action to each holder of Rights; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of
Section 7(d)hereof) held by each holder of Rights.

(c) In any exchange pursuant to this Section 27, the Company, at its option, may substitute for any Common Share exchangeable for a Right, (i) equivalent common shares (as such term is used in Section 11(b) hereof), (ii) cash, (iii) debt securities of the Company, (iv) other assets, or (v) any combination of the foregoing, in any event having an aggregate value which the Board of Directors of the Company shall have determined in good faith to be equal to the current per share market price of one Common
Share (determined pursuant to Section 11(d) hereof) on the Trading
Day immediately preceding the date of exchange pursuant to this
Section 27.

Section 28.      Successors; Certain Covenants. All the
covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares)

Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement and the Rights shall not then be redeemable, the right of redemption set forth in Section
23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board of Directors of the Company.

Section 31.      Determinations and Actions by the Board of
Directors, etc. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date hereof. Except as otherwise specifically provided herein, the Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power (i) to interpret the provisions of this Agreement, and (ii) to make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors or any member thereof to any liability to the holders of the Rights.

Section 32. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the internal substantive laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State.

Section 33. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto in separate counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                         RESEARCH FRONTIERS INCORPORATED

By: /s/Joseph M. Harary         By:/s/ Robert L. Saxe
Name:  Joseph M. Harary         Name:  Robert L. Saxe
Title: Asst. Secretary          Title: Chairman


Attest:                         CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By: /s/ Thomas Jennings         By:/s/ Steven G. Nelson
Name:   Thomas Jennings         Name:  Steven G. Nelson
Title:  Asst. Secretary         Title: Chairman of the Board and President

                                                      EXHIBIT A
                  [Form of Right Certificate]
Certificate No.                                   ____________ Rights

          NOT EXERCISABLE AFTER THE
          EXPIRATION DATE (AS DEFINED IN THE
          RIGHTS AGREEMENT REFERRED TO
          BELOW).  THE RIGHTS ARE SUBJECT TO
          REDEMPTION, AT THE OPTION OF THE
          COMPANY, ON THE TERMS SET FORTH IN
          THE RIGHTS AGREEMENT.  UNDER
          CERTAIN CIRCUMSTANCES (SPECIFIED IN
          THE RIGHTS AGREEMENT), RIGHTS
          BENEFICIALLY OWNED BY ACQUIRING
          PERSONS (AS DEFINED IN THE RIGHTS
          AGREEMENT) OR ANY SUBSEQUENT
          HOLDER OF SUCH RIGHTS MAY BECOME
          NULL AND VOID.  [THE RIGHTS
          REPRESENTED BY THIS RIGHT
          CERTIFICATE ARE OR WERE
          BENEFICIALLY OWNED BY A PERSON WHO
          WAS OR BECAME AN ACQUIRING PERSON
          OR AN AFFILIATE OR ASSOCIATE OF AN
          ACQUIRING PERSON (AS SUCH TERMS
          ARE DEFINED IN THE RIGHTS AGREEMENT
          REFERRED TO BELOW).  ACCORDINGLY,
          THIS RIGHT CERTIFICATE AND THE
          RIGHTS REPRESENTED HEREBY MAY
          BECOME NULL AND VOID IN THE
          CIRCUMSTANCES SPECIFIED IN SECTION
          7(d) OF THE RIGHTS AGREEMENT.]

                       Right Certificate

                RESEARCH FRONTIERS INCORPORATED

This certifies that ________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms and conditions of the Rights Agreement dated as of February 18, 2003
(the "Rights Agreement"; terms defined therein are used herein with the same meaning unless otherwise defined herein) between Research Frontiers Incorporated, a Delaware corporation (the "Company"), and Continental Stock Transfer & Trust Company, a corporation organized under the banking laws of the State of New
York, as Rights Agent (which term shall include any successor
Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Distribution Date and prior to the Expiration Date at the office of the Rights Agent, one fully paid and non-assessable share of Common Stock, par value $.0001 per share, of the Company at the Purchase Price initially of $60 per Common Share, upon presentation and surrender of this Right Certificate with the form of election to purchase and related certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per Common Share set forth above shall be subject to adjustment in certain events as provided in the Rights Agreement.

Upon the occurrence of a Flip-in Event, if the Rights evidenced by this Right Certificate are beneficially owned by an Acquiring Person or an Affiliate or Associate of any such Acquiring Person or, under certain circumstances described in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Flip-in Event.

In certain circumstances described in the Rights
Agreement, the rights evidenced hereby may entitle the registered holder thereof to purchase capital stock of an entity other than the Company or receive common stock, cash or other assets, all as provided in the Rights Agreement.

This Right Certificate is subject to all of the terms and conditions of the Rights Agreement, which terms and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are available from the Company upon written request.

This Right Certificate, with or without other Right
Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Right Certificate or Right Certificates surrendered. If this Right Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company under certain circumstances at its option at a redemption price of $.0001 per Right, payable at the Company's option in cash, Common Shares of the Company or in such other form of consideration as shall be deemed appropriate by the Board of Directors of the Company, subject to adjustment in certain events as provided in the Rights Agreement.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be exchanged by the Company at an exchange ratio of one Common Share per Right, subject to adjustment in certain events as provided in the Rights
Agreement.

The Company shall not be required to issue fractional
Common Shares upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof may make a cash payment, as provided in the Rights Agreement.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, until the Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

The Rights Agreement may be amended or supplemented by the Company as provided therein.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights
Agent.


WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.
Dated as of _____________, 2003.

ATTEST:                            RESEARCH FRONTIERS INCORPORATED

By   ____________________               By   ____________________
     Name:                              Name:
     Title:                             Title:

Countersigned:
CONTINENTAL STOCK TRANSFER
& TRUST COMPANY, as
 Rights Agent

By   ____________________
     Authorized Officer


[Form of Reverse Side of Right Certificate]

                       FORM OF ASSIGNMENT

          (To be executed by the registered holder if
              such holder desires to transfer the
                      Right Certificate.)

FOR VALUE RECEIVED
                hereby sells, assigns and transfers unto


               (Please print name and address of transferee)


this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
_______________________ Attorney, to transfer the within Right
Certificate on the books of the within-named Company, with full power of substitution.
Dated: ________________, 20__


                              Signature

Signature Guaranteed:



                          CERTIFICATE
The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being sold, assigned, transferred, split up, combined or exchanged by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

(2)  after due inquiry and to the best knowledge of the
undersigned, it    [  ] did [  ] did not acquire the Rights evidenced by
this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:    _________________, 20__       _____________________
                                        Signature

Signature Guaranteed:


                             NOTICE
The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right
Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Right Certificates issued in exchange for this Right Certificate.



                  FORM OF ELECTION TO PURCHASE
            (To be executed if the registered holder
             desires to exercise Rights represented
                   by the Right Certificate.)

To:  RESEARCH FRONTIERS INCORPORATED

The undersigned hereby irrevocably elects to exercise
________________________ Rights represented by this Right
Certificate to purchase the Common Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other person or other property which may be issuable upon the exercise of the Rights) and requests that certificates for such securities be issued in the name of and delivered to:


                    (Please print name and address)


Please insert social security
or other identifying
number:

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:


                    (Please print name and address)


Please insert social security
or other identifying
number:

Dated:    _____________, 20__


                              Signature

Signature Guaranteed:


                          CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the in the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it
[  ] did [  ] did not acquire the Rights evidenced by this Right
Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:    _____________, 20__



                              Signature


Signature Guaranteed:




                             NOTICE
The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                                      Exhibit B

           SUMMARY OF RIGHTS TO PURCHASE COMMON STOCK

     On February 18, 2003, the Board of Directors of Research Frontiers Incorporated (the "Company") declared a dividend distribution of one Right for each outstanding share of common stock, par value $.0001 per share, of the Company (the "Common Stock") to stockholders of record at the close of business on March
3, 2003.   In addition, a Right will attach to each share of Common
Stock issued by the Company between that time and the time the Rights become exercisable. Each Right entitles the registered holder to purchase from the Company one share of Common Stock at a price of $60 per share, subject to adjustment (the "Purchase Price").

     The terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Continental Stock
Transfer & Trust Company, as Rights Agent.  This Summary of
Rights to Purchase Common Stock does not purport to be complete and should be read together with the Rights Agreement, a copy of which may be obtained from the Company free of charge.

     Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Right Certificates will be distributed. The Rights will separate from the Common Stock and become exercisable upon the earlier to occur of the following events (the "Distribution Date"):

     (a) the close of business on the 10th business day (or such later date as the Board shall determine) following the first public announcement that a person or group of affiliated or associated persons (subject to certain exceptions listed in the Rights Agreement, an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Share Acquisition Date"), or

     (b) the close of business on the 10th business day (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of Common Stock.

     Until the Distribution Date:

       (a) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with the Common Stock certificates,

       (b) new Common Stock certificates issued after March 3, 2003 will contain a notation incorporating the Rights
       Agreement by reference, and

       (c) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by those certificates.

          The Rights will expire at the close of business on February 18, 2013, unless earlier redeemed or exchanged by the Company as described below.

          As promptly as practicable after the Distribution Date, Right Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date. After the Distribution Date, the separate Right Certificates alone will represent the Rights.

          If:

     (a) the Company is the surviving corporation in a merger with an Acquiring Person and its Common Stock is not changed or exchanged,

     (b) any person becomes an Acquiring Person and remains an Acquiring Person as of the Share Acquisition Date with respect to such person,

     (c) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreements, or

     (d) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest being increased by more than 1% (e.g., by means of a reverse stock split or recapitalization), thereafter, each holder of a Right will have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price. However, this will not apply to Rights beneficially owned by and Acquiring
     Person, whose rights will become null and void. In addition, Rights will not be exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

          For example, at an exercise price of $60 per Right, each Right not owned by an Acquiring Person following an event set forth in the preceding paragraph would entitle its holder to purchase $120 worth of Common Stock (or other consideration, as noted above) for $60. Assuming that the Common Stock had a per share market price of $10 at such time, the holder of each valid Right would be entitled to purchase 12 shares of Common Stock for $60.

          If, following the Share Acquisition Date,

     (a) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger of the nature descended above),

     (b) any person consolidates or merges with the Company and all or part of the Common Stock is converted or exchanged for securities, cash or property of any other person, or

     (c) 50% or more of the Company's assets or earning power is sold or transferred,

     each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the Acquiring
     Person having a value equal to two times the exercise price of the Right.

          At any time after a person becomes an Acquiring Person and as long as no person beneficially owns 50% or more of the Common Stock the Company may exchange all or part of the outstanding and exercisable Rights for shares of Common
     Stock at an exchange ratio specified in the Rights Agreement.


          The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent certain types of dilution. With certain exceptions, no adjustment to the Purchase Price will be made until cumulative adjustments amount to at least 1% of the Purchase Price. The Company is not required to issue fractional shares of Common Stock or Rights. In lieu thereof, an adjustment in cash may be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

          At any time prior to the Distribution Date, the Company may redeem the Rights in whole, but not in part, at a price of $.0001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors).
       Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the Acquiring Person as set forth above or in the event that the Rights are redeemed or exchanged.

          Prior to the Distribution Date, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company without approval of the holders of the Common Stock. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement;
     provided, however, that no amendment to adjust the time period governing redemption may be made at such time as the Rights are not redeemable.

          The Rights may have certain anti-takeover effects. The
     Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors unless the offer is conditioned on a substantial number of Rights being acquired. However, the Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company at $.0001 per Right at any time on or prior to the Distribution Date. Thus, the Rights are intended to encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board of Directors. However, the effect of the Rights may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial position in the Company's equity securities or seeking to obtain control of the Company. To the extent any potential acquirers are deterred by the Rights, the Rights may have the effect of preserving incumbent management in office.